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                                     [LOGO]



                                    PEGASUS
                                 COMMUNICATIONS







                 Exchange Offer for 12 3/4% Series A Cumulative
                          Exchangeable Preferred Stock

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                                                   Reorganization/Exchange Offer

|_|   Corporate Reorganization

      o New holding company created (to be called Pegasus Communications) to pursue new activities and initiatives

      o Existing Pegasus Communications (issuer of 12 3/4% Series A Preferred Stock (the "Preferred Stock") is renamed Pegasus Satellite and becomes subsidiary of new holding company

      o The Preferred Stock and common stock are automatically transferred up to new holding company to effect Reorganization

      o  Reorganization is effected without consents or shareholder vote

|_|   Exchange Offer

      o Preferred Stock, now at new Pegasus Communications level, is exchanged back down to Pegasus Satellite (the existing issuer, renamed due to Reorganization)

      o Preferred Stock ends up at same organizational entity with same terms as currently exist


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                                                             Corporate Structure


             Current Structure                       After Reorganization                         After Exchange Offer
                                      |--------------------------------------------|  |--------------------------------------------|
                                      |         Pegasus Communication Corp.        |  |         Pegasus Communication Corp.        |
                                      |  $162.6 million 12 3/4% Series A Preferred |  |Series B, D & E Junior Convertible Preferred|
                            |-------->|Series B, D & E Junior Convertible Preferred|  | $300 million Series C Convertible Preferred|
                            |         | $300 million Series C Convertible Preferred|  |       55 million Common Shares (PGTV)      |
                            |         |       55 million Common Shares (PGTV)      |  |                                            |
                            |         |--------------------------------------------|  |--------------------------------------------|
                            |                                     |                |                           |
                            |                                     |                |---|                       |
                            |                                     |                    |                       |
                            |                                     |                    |                       |
|--------------------------------------------||--------------------------------------| | |-----------------------------------------|
|         Pegasus Communication Corp.        ||Pegasus Satellite Communications, Inc.| | | Pegasus Satellite Communications, Inc.  |
|        $370 million in Senior Notes        ||     $370 million in Senior Notes     | |>|      $370 million in Senior Notes       |
| $162.6 million 12 3/4% Series A Preferred  ||                                      |   |$162.6 million 12 3/4% Series A Preferred|
|Series B, D & E Junior Convertible Preferred||                                      |   |                                         |
| $300 million Series C Convertible Preferred||                                      |   |                                         |
|       55 million Common Shares (PGTV)      ||                                      |   |                                         |
|--------------------------------------------||--------------------------------------|   |-----------------------------------------|
                     |                                            |                                            |
                     |                                            |                                            |
                     |                                            |                                            |
                     |                                            |                                            |
           |--------------------|                       |--------------------|                       |--------------------|
           |                    |                       |                    |                       |                    |
           |                    |                       |                    |                       |                    |
  |--------------|      |--------------|       |--------------|      |--------------|       |--------------|      |--------------|
  |    PM & C    |      |  Golden Sky  |       |    PM & C    |      |  Golden Sky  |       |    PM & C    |      |  Golden Sky  |
  |              |      |Holdings, Inc.|       |              |      |Holdings, Inc.|       |              |      |Holdings, Inc.|
  |--------------|      |--------------|       |--------------|      |--------------|       |--------------|      |--------------|

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                                                     Why Holders Should Exchange


|_| As a result of the Reorganization, the Preferred Stock will automatically become preferred stock of the new holding company

|_| This exchange offer is an opportunity for holders of the Preferred Stock to retain securities of the same issuer they now hold

|_| Holders that do not exchange will not have the benefit of restrictive covenants



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                                                  Main Effects of Reorganization


|_| Existing public company is made a subsidiary of a new publicly-held holding company

|_|   New activities and initiatives will be pursued through new holding company

|_|   Transfer from existing public company to new holding company of:

      o   Pending applications for satellite and terrestrial broadband licenses

      o   Intellectual property rights

      o   $1.5 million in cash

|_| Pegasus Satellite retains DIRECTV(R)DBS, broadcast television and broadband businesses